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                                                                    Exhibit 99.1

                      [DELTA AIR LINES, INC. LETTERHEAD]

CONTACT:  Corporate Communications
          404/715-2533

                           DELTA AIR LINES ANNOUNCES

                     STRATEGIC, GLOBAL CODE-SHARE ALLIANCE

                             WITH UNITED AIRLINES

        ATLANTA, GA, APRIL 30, 1998 -- Delta Air Lines today announced that it is entering into a strategic, global code-share alliance with United Airlines designed to:

        . Increase customer access to global destinations and improve the ease of travel by linking the airlines' route systems;

        . Increase price competition by offering customers additional price and travel options and encouraging growth in services by Delta and United;

        . Build Delta's shareowner value by accelerating growth and strengthening Delta's competitive position in the industry; and

        . Provide growth opportunities for Delta employees without workforce reductions.

        Under the terms of the agreement, the two airlines plan to engage in code-sharing arrangements, reciprocal frequent flyer programs and other areas of marketing cooperation. This will allow both carriers to offer customers increased service to hundreds of new cities and more price and frequency options. The two companies, however, will remain independent companies and competitors. There are no plans to merge.
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        This is a global alliance.  Initially, it will be implemented on the carriers' routes in the United States. The alliance will be expanded internationally with the concurrence of the carriers' alliance partners and approval by governments, where applicable. Code-sharing to Europe is not part of this alliance at this time because of complex governmental and alliance issues.

        Leo F. Mullin, president and chief executive officer of Delta, said: "In today's global economy, business travelers and the general traveling public are demanding easy and complete access to destinations at competitive prices. Airlines are working to meet this need, often through alliances. This alliance puts Delta in a strong strategic position to meet these customer demands by linking Delta's and United's highly complementary route networks while we remain strong, independent competitors.

        "Delta will continue its strategy of disciplined internal growth, strengthened now by the new breadth of service offerings made possible by this global alliance."

        Delta said employees will benefit from the alliance through increased job opportunities and growth, as well as the increased job security that comes with being employed by an industry leader. No workforce reductions will take place and no current Delta service will be eliminated as a result of this alliance.


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        Delta said the two carriers estimate they would realize a total of approximately $600 million in annual gross revenue benefits when the alliance is fully implemented. For comparison purposes, the estimated gross annual revenue benefits exclude any impact of other major U.S. domestic alliances that may be formed. Assuming other major U.S. domestic alliances go into effect, the carriers still expect this alliance to have a positive revenue benefit.

        Delta and United anticipate they will begin reciprocal frequent flyer programs later this year and will begin code-sharing on their U.S. networks in early 1999.

        As a code-share alliance, this agreement does not require formal approval by the U.S. government, although Delta and United expect governmental requests for information regarding the alliance. Delta and United will meet with governmental officials on many levels to discuss the alliance.

        Delta believes the combination of increased access, added travel options, improved ease of travel and continuing strong competition inherent in this alliance meet the standards for serving the public interest. The U.S. government has supported and encouraged this type of alliance in the past as being pro-competitive. The U.S. government's initiative to open skies around the world has created opportunities for carriers to bring to consumers new competitive choices that did not exist previously. The goal of the Delta-United alliance is to capitalize on these new opportunities where available.

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        Pilots at both Delta and United are represented by the Air Line Pilots
Association (ALPA), and provisions in the contracts between Delta and its pilots and United and that carrier's pilots require pilot approval of the code-share aspects of this alliance. ALPA leaders have been provided detailed information about this alliance and are currently reviewing it.

        Once the code-share alliance is implemented, customers can choose to buy either a Delta or United ticket on all U.S. flights of both airlines. This allows customers access to the routes, scheduling, fares, frequency, network strengths, airport lounges and frequent flyer programs of both carriers. The carriers also will cooperate to provide enhanced service to cargo customers.

        As a result, there will be additional service options on 4,602 daily flights on 543 U.S. city pairs, plus streamlined ticketing, check-in and baggage handling. Delta will serve 17 new U.S. cities and have 2,074 new daily nonstop flights to 195 city pairs. United will serve 39 new cities and have 2,528 new daily nonstop flights in 319 city pairs. Air service options and benefits will increase as the alliance becomes more global.

        For example, a Delta customer in Savannah will be able to fly Savannah-Atlanta-Sioux Falls-Rapid City-Green Bay on a single ticket and earn frequent flyer miles on either carrier whether flying Delta or United aircraft.


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     "Delta offers customers a strong route network in the East, Southeast and
Southwest, while United offers a strong network in the West and Midwest," Mullin said. "A code-share alliance opens easier access to the entire U.S. to customers of both companies. As this alliance expands outside the U.S., we will offer more and easier access to the world."

     Delta and United will not jointly set prices for tickets, but schedules will be coordinated where appropriate to increase customer convenience on connecting flights. The two airlines will continue to compete vigorously for traffic on routes served by both carriers. As a result, the alliance also will enhance competition, as new competitive service options will be added at each of 13 U.S. Delta and United hubs/gateways.

     "This alliance serves the public interest because it strengthens competition in the U.S. aviation industry while providing additional travel options and benefits for the traveling public," Mullin said. "As we meet the needs of our customers, our employees and shareowners will benefit through new opportunities to grow revenues and profits."

     The alliance has a seven-year term but may be terminated by either party earlier under certain circumstances.

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

NOTE: This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include Delta's estimates with respect to the revenue benefits that will result from the marketing alliance between Delta and United. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to, the possibility that the estimated revenue benefits will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the airline pricing environment; (2) competitive actions taken by other airlines; (3) general economic conditions; (4) changes in jet fuel prices; (5) actions taken by the United States and foreign governments; (6) the willingness of customers to travel; and (7) the outcome of discussions with both carriers' pilot unions, international partners and commuter carriers regarding implementation of various aspects of the alliance.

For more information, please visit the website http://www.digitalrelease.com and enter either "Delta" or "United" as the keyword in the search engine.

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